FOR IMMEDIATE RELEASE

Contacts

Julie Leber
Spotlight Marketing Communications
949.427.5172, ext. 702
julie@spotlightmarcom.com

Damon Elder
Spotlight Marketing Communications
949.427.5172, ext. 702
damon@spotlightmarcom.com

The Parking REIT Suspends Cash Distributions and Stock Dividends to Common Stockholders in order to Preserve Capital and Maximize Value for Stockholders

LAS VEGAS (March 23, 2018) – The Parking REIT, Inc. (the "Company") announced today that, on March 22, 2018, the board of directors of the Company (the "Board") unanimously authorized a suspension of the Company's cash distributions and stock dividends to holders of its common stock, effective immediately.
The Board is focused on preserving capital in order to maintain sufficient liquidity to continue to operate the business and maintain compliance with debt covenants, including minimum liquidity covenants and to seek to enhance the value of the Company for stockholders through potential future acquisitions.
The Company has a pipeline of investment opportunities that the Board believes, if executed, will position the Company for potential future growth and value creation. The Company expects that cash retained by the suspension of cash distributions will allow the Company to continue to pursue investment opportunities while also preparing for a possible liquidity event in the future. The Board took into consideration the Company's business, financial condition, liquidity and the potential investment opportunities when considering this change in distribution policy.
The Board will continue to evaluate the Company's performance and expects to assess the Company's distribution policy quarterly.  There can be no assurance that the Company will resume payment of distributions to common stockholders at any time in the future, that any acquisitions will be completed on an attractive basis, or at all, or that any liquidity event will occur or when such event may occur.
About The Parking REIT, Inc.
The Parking REIT, Inc. (formerly known as MVP REIT II, Inc.) is a publicly registered, non-listed REIT that invests primarily in parking lots and garages in the United States.  Its assets include 44 parking facilities located in 15 states.  The Parking REIT is managed by MVP Realty Advisors, LLC.  For more information, please visit TheParkingREIT.com.

Forward-Looking Statements
The statements in this press release include statements regarding the intent, belief or current expectations of the Company, the Board and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "strives," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. These risks include, but are not limited to: national and local economic, business and real estate market condition; the ability to maintain sufficient liquidity and the Company's access to capital markets; the Company's ability to maintain compliance with covenants imposed on the Company by agreements governing the Company's indebtedness; the Company's ability to identify, successfully compete for and complete investment opportunities; and the performance of assets after they are acquired. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company can give no assurance that the expectations will be attained or that any deviation will not be material. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company's most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.